EXECUTION COPY

STOCKHOLDERS AGREEMENT

BY AND AMONG

DEALERTRACK TECHNOLOGIES, INC.

AND

THE STOCKHOLDERS

SET FORTH ON THE SIGNATURE PAGES HERETO

DATED AS OF DECEMBER 19, 2013

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT, dated as of December 19, 2013 (this “Agreement”), is made by and among Dealertrack Technologies, Inc., a Delaware corporation (the “Company”) and the Persons set forth on the signature pages hereto (each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of December 19, 2013 (the “Merger Agreement”), by and among the Company, Derby Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company, Dealer Dot Com, Inc., a Delaware corporation (the “Acquired Company”), with respect to Section 2.8, Section 2.9, Section 2.10, Article 5, Section 7.2(a), Section 7.9, Section 7.16, Section 9.3, Article 10, Article 11 and Article 12, the Sellers who are or thereafter become parties thereto and Jason Chapnik (the “Representative”), the Company acquired all of the issued and outstanding capital stock of (and all other equity interests in) the Acquired Company;

WHEREAS, as a result of and immediately following the consummation of the transactions contemplated by the Merger Agreement, each Stockholder shall own the number of shares of Common Stock set forth opposite such Stockholder’s name on Annex I hereto; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company and each Stockholder desires to enter into this Agreement to set forth certain rights and obligations of the Company and the Stockholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article I.
DEFINITIONS

Section 1.1.   Defined Terms.

(a)               Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

(b)               For purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning assigned to such term in the introductory paragraph.

“Acquired Company” has the meaning assigned to such term in the recitals.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or any such Affiliate is or becomes a member. The terms “Beneficially Own” and “Beneficially Owned” shall have correlative meanings to “Beneficial Ownership.

“Blackout Period” has the meaning assigned to such term in Section 3.1(c).

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person and, with respect to the Company, includes any and all shares of Common Stock and any other equity interests of the Company.

“Change of Control” means the consummation of (i) merger or consolidation of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (ii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (other than one of the Company’s wholly-owned Subsidiaries); provided, however, that a transaction described in clause (i) or (ii) in which the holders of more than 50% of the total voting power of the Common Stock immediately prior to such event own, directly or indirectly, more than 50% of the total voting power of the voting equity of the continuing or surviving Person or transferee or the parent thereof immediately after such event shall not be a Change of Control.

“Chosen Courts” has the meaning assigned to such term in Section 5.7.

“Claims” has the meaning assigned to such term in Section 3.6(a).

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

“Company” has the meaning assigned to such term in the introductory paragraph.

“Company Board” means the Board of Directors of the Company.

“Controlled Affiliate” of any Person means a Person that is directly or indirectly controlled by such other Person.

“FINRA” means the Financial Industry Regulatory Authority.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Intercapital” has the meaning assigned to such term in Section 6.1.

“Lock-Up Period” shall mean the period commencing on the Closing Date and ending on the date that is 180 days after the Closing Date, subject to extension as provided in Section 4.1(d).

“Material Transaction” has the meaning assigned to such term in Section 3.1(c).

“Merger Agreement” has the meaning assigned to such term in the recitals.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Observer” has the meaning assigned to such term in Section 6.1.

“Post-Closing Resale” has the meaning assigned to such term in Section 3.1(a).

“Qualifying Stockholders” shall mean Stockholders holding more than 35% of the aggregate of all Registerable securities outstanding at the relevant time; provided, that such Stockholders shall include Apax.

“Registrable Securities” means any Common Stock issued to any Stockholder pursuant to the Merger Agreement at the Closing. As to any particular Registrable Securities held by any particular Stockholder, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Stockholder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such securities shall have been distributed to the public pursuant to Rule 144; or (iii) such securities shall have ceased to be outstanding. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock that are Registrable Securities.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with Article III, including (i) all registration and filing fees (including fees and expenses with respect to (A) registrations and filings required to be made with the SEC, NASDAQ and FINRA and (B) all fees and expenses of complying with securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Common Stock); (ii) printing prospectuses; (iii) all printing, messenger and delivery expenses; (iv) fees and disbursements of counsel of the Company; (v) expenses of the Company, (excluding underwriter expenses), incurred in connection with any road show, including travel, lodging and food; (vi) fees and disbursements if all independent certified public accountants referred to in Section 4.3(i) (including the expenses of any “comfort letters required by this Agreement and any other Persons; and (vii) all fees and expenses incurred in connection with the listing of the Common Stock on NASDAQ pursuant to this Agreement, but excluding any fees and expenses of legal counsel for the underwriters.

“Registration Statement” has the meaning assigned to such term in Section 3.1(b)(i).

“Representative” has the meaning assigned to such term in the introductory paragraph.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Stockholder” or “Stockholders” has the meaning assigned to such term in the introductory paragraph.

“Specified Stockholders” has the meaning assigned to such term in Section 6.4.

“Stockholder Indemnified Parties” has the meaning assigned to such term in Section 3.6(a).

“Termination Event” has the meaning assigned to such term in Section 6.3.

“Transfer” means, directly or indirectly, to (i) sell, sell short, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, any shares of Common Stock; (ii) enter into any contract, option or other arrangement or understanding with respect to any transactions described in the preceding clause (i); or (iii) enter into any swap, hedge, derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether settled by delivery of Common Stock, other securities, in cash or otherwise. For purposes of this Agreement, the term “Transfer” shall include the transfer (including by way of sale, disposition or any other means) of an Affiliate of the Stockholder or the Stockholder’s interest in an Affiliate which Beneficially Owns Common Stock. “Transferring”, “Transferee”, “Transferred” or similar words shall have correlative meanings to “Transfer.”

“Voting Securities” means, at any time, shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors of the Company.

Section 1.2.   Other Definitional Provisions. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, and not to any particular section, subsection paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes,” “including” and “inclusive of” shall be deemed to be followed by the words “without limitation”; (v) the word “will” shall be construed to have the same meaning as the word “shall”; (vi) the phrase “to the extent” shall mean the extent or degree to which a subject or thing extends, and shall not simply be construed to mean the word “if”; and (vii) the term “or” shall not be exclusive.

Article II.
REPRESENTATIONS AND WARRANTIES

Section 2.1.   Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder that (a)  it has been duly incorporated and is existing under the laws of the State of Delaware; (b)  it has all requisite corporate power and authority, and has received all requisite approvals to complete the transactions contemplated hereby; and (c) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 2.2.   Representations and Warranties of Each Stockholder and the Representative. Each Stockholder hereby represents and warrants to the Company with respect to itself only that (a) if it is not a natural person, it has been duly organized and is existing under the laws of its jurisdiction of formation; (b) it has all requisite power and authority and has received all requisite approvals to complete the transactions contemplated hereby, and (iii)  this Agreement has been duly authorized, executed and delivered by such Person and constitutes a valid and binding agreement of such Person enforceable against such Person in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Article III.
LIQUIDITY ASSISTANCE

Section 3.1.   Commercially Reasonable Assistance to Facilitate Liquidity.

(a)                Subject to the terms of this Agreement, the Company shall provide commercially reasonable assistance to the Stockholders to assist the efforts by the Stockholders to sell their aggregate Registrable Securities after the expiration of the Lock Up Period and prior to the one year anniversary of the Closing (the “Post-Closing Resale”). If elected by the Qualified Stockholders, the Company, the Representative and the Stockholders shall use their commercially reasonable efforts to cause the Post-Closing Resale to be a “marketed” offering led by one or more nationally recognized investment banking firms to act as the underwriter of such offering. It is understood and agreed that this Section 3.1 is not a guarantee of liquidity. If such registration involves an underwritten offering, and the managing underwriter shall have advised the Company and the Stockholders that, in its opinion, the number of Registrable Shares requested to be included in such offering would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering, then the Registrable Securities to be offered by all Stockholders in such offering shall be reduced pro rata across all Stockholders to the percentage of Registrable Securities of each such Stockholder as recommended by such managing underwriter.

(b)               Subject to the provisions of this Section 3.1, in order to provide such commercially reasonable assistance in connection with the Post-Closing Resale, the Company shall:

                                                 (i)            file, on the date of the expiration of the Lock-Up Period, a registration statement on Form S-3 (or, in the event Form S-3 is unavailable to the Company, Form S-1) providing for the Post-Closing Resale (the “Registration Statement”). The Registration Statement shall be (i) a shelf registration statement and shall provide for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, if the Company is then permitted to do so under the Securities Act, and (ii) an “automatic shelf” registration if the Company is then permitted to do so under the Securities Act;

                                                 (ii)           use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after such filing, and in any event no later than 200 days following the Closing;

                                                 (iii)          select one or more nationally recognized investment banking firms to act as the managing underwriter or managing underwriters for the offering contemplated by the Registration Statement, which investment banking firm or firms shall be reasonably acceptable to the Qualifying Stockholders;

                                                 (iv)          provide commercially reasonable assistance to the Stockholders to assist the Stockholders in their efforts to consummate the Post-Closing Resale prior to the one year anniversary of the Closing;

                                                 (v)           use commercially reasonable efforts to maintain in effect, supplement and amend, if necessary, the Registration Statement, as required by the instructions applicable to such registration form or by the Securities Act; and

                                                 (vi)          take the other actions described in Section 3.3 below.

(c)                Anything in this Agreement to the contrary notwithstanding, the Company shall be entitled to suspend, postpone or delay, for a reasonable period of time, not to exceed 45 days in the case of clauses (i) and (ii) below, or 30 days in the case of clause (iii) below (each, a “Blackout Period”), the filing of any Registration Statement or any offering or sales of Registrable Securities pursuant to any Registration Statement if the Company shall determine that any such filing or the offering or sale of any Registrable Securities would (i) in the good faith judgment of the Board, unreasonably impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or other similar material transaction involving the Company (each, a “Material Transaction”); (ii) based upon advice from the investment banking firm or firms for the offering contemplated by the Registration Statement or the investment banking firm for such pending or contemplated financing, offering or sale of securities, materially adversely affect any pending or contemplated financing, offering or sale of any class of securities by the Company; or (iii) in the good faith judgment of the Board require disclosure of material non-public information (other than information relating to an event described in clause (i) or (ii) of this subsection (c)) which, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that in the case of a Blackout Period pursuant to clause (i) or (ii) above, the Blackout Period shall terminate upon the earlier of such 45 day period or the completion or abandonment of the relevant securities offering or sale, financing, acquisition, corporate reorganization or other similar material transaction; and provided, further, that in the case of a Blackout Period pursuant to clause (iii) above, the Company shall give written notice of its determination to postpone or delay the filing of the Registration Statement and the Blackout Period shall earlier terminate upon public disclosure by the Company or public admission by the Company of such material non-public information or such time as such material non-public information shall be publicly disclosed without breach by any Stockholder of the penultimate sentence of this subsection (c); and provided, further, that in the case of a Blackout Period pursuant to clauses (i), (ii) or (iii) above, the Company shall furnish to the Stockholders a certificate of an executive officer of the Company to the effect that an event permitting a Blackout Period has occurred and containing a reasonable description thereof. Notwithstanding anything herein to the contrary, the Company shall not exercise pursuant to clauses (i), (ii) or (iii) of the preceding sentence the right to postpone or delay the filing of any Registration Statement or any offering of sales more than once in any six month period. Upon notice by the Company to the Stockholders of any such determination, each Stockholder covenants that it shall keep the fact of any such notice strictly confidential (except as required by law, legal proceeding, or any regulatory authority), and, in the case of a Blackout Period pursuant to clause (iii) above, promptly halt any offer, sale, trading or transfer pursuant to the Registration Statement by it or any of its Affiliates of any Common Stock for the duration of the Blackout Period set forth in such notice as provided for herein (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, will deliver to the Company any printed copies then in such Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. After the expiration of any Blackout Period and without further request from the Stockholders or the Representative, the Company shall effect the filing (or if required amendment or supplement) of the Registration Statement.

(d)               In connection with this Section 3.1, (1) the Company shall pay all Registration Expenses in connection with the registration of Registrable Securities and (2) the Stockholders shall pay (i) underwriting discounts, fees or selling commission or broker or similar commissions or fees and (ii) fees and expenses of legal counsel of the Stockholders or the Representative. The Company shall not pay any fees or expenses of legal counsel to the underwriters.

(e)                In connection with the Post-Closing Resale, the Qualifying Stockholders shall also deliver a notice to all other Stockholders holding Registrable Securities included on such registration statement and permit each such other holder to include its Registrable Securities in such offering by notifying the Qualifying Stockholders and the Company within five days after delivery of such notice to such other holders.

(f)                In case of any underwritten offering pursuant to this Section 3.1, if the managing underwriter shall have advised the Qualifying Stockholders that, in its opinion, the number of shares of Registrable Securities requested to be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering, the Company and the Stockholders shall include in such offering the amount of the Registrable Securities requested to be included in such registration that, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such amount to be allocated pro rata among all requesting Stockholders on the basis of the relative amount of Registrable Securities then held by each such Stockholder (provided, that any such amount thereby allocated to any such Stockholders that exceeds such Stockholder’s request shall be reallocated among the remaining requesting Stockholders and other Stockholders in like manner).

(g)                If a Stockholder who has requested inclusion in such offering as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the Qualifying Stockholders. If shares are so withdrawn from the offering and if the number of shares to be included in such offering was previously reduced as a result of market factors pursuant to Section 3.1(f), then the Qualifying Stockholders shall then offer to all Stockholders who have retained rights to include securities in the offering rights to include additional Registrable Securities in the offering in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Stockholders requesting additional inclusion, as set forth above.

(h)               The obligations under Section 3.1 shall not be deemed discharged if any of the following exist and are continuing: (i) any such offering is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Stockholders and such interference is not thereafter eliminated, (ii) the conditions specified in the underwriting agreement, entered into in connection with such request for the Post-Closing Resale are not satisfied or waived, other than primarily by reason of a failure by the Stockholders or (iii) such offering is postponed pursuant to any Blackout Period and is not subsequently completed.

Section 3.2.   “Piggy-back” Registrations.

(a)                If the Company at any time after the expiration of the Lock-Up Period proposes to register Common Stock under the Securities Act on Form S-1 or Form S-3 (or any equivalent general registration form then in effect, but specifically excluding Form S-8 and Form S-4), whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Stockholders of its intention to do so and of such Stockholders’ rights under this Agreement. Upon the written request of any such Stockholder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Stockholders and will use its commercially reasonable efforts to include such Registrable Securities in any contemplated offering; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, then the Company may, at its election, give written notice of such determination to each Stockholder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; and (ii) if such registration involves an underwritten offering, all Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 3.2 involves an underwritten public offering, then any Stockholder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such securities in connection with such registration.

(b)               The Stockholders will pay (i) their portion of the underwriting discounts, fees or selling commissions or broker or similar commissions or fees; (ii) their pro rata share of any Registration Expenses in connection with each registration of Registerable Securities requested pursuant to Section 3.2 and (iii) any fees and expenses of legal counsel of the Stockholders.

(c)                Priority in “Piggy-Back” Registrations. If a registration pursuant to this Section 3.2 involves an underwritten offering and the managing underwriter shall have advised the Company that, in its opinion, the number of shares of Registrable Securities requested to be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the Company (other than the Registrable Securities), then the Company shall include in such registration (i) First, 100% of the securities the Company proposes to sell; (ii) Second, to the extent of the amount of Registrable Securities requested to be included in such registration that, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the amount of Registrable Securities that the Stockholders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Stockholders on the basis of the relative amount of Registrable Securities then held by each such Stockholder (provided, that any such amount thereby allocated to any such Stockholder that exceeds such Stockholder’s request shall be reallocated among the remaining requesting Stockholders and other Stockholders in like manner); and (c) Third, to the extent of the amount of shares of Common Stock subject to registration rights held by holders other than the Stockholders who have requested to be included in such registration that, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the amount of shares of Common Stock that the other holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting other holders on the basis of the relative amount of shares of Common Stock then held by each such other holder.

Section 3.3.   Registration Procedures. In connection with each registration statement prepared pursuant to this Agreement, and in accordance with the other provisions of this Article III, the Company shall:

(a)                prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of one hundred and eighty (180) days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Section 3.1 or Section 3.2, the Company will furnish to counsel selected pursuant to Section 3.7 hereof for its review copies of all documents proposed to be filed;

(b)               furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller; and the Company consents to the use of such registration statement and each amendment or supplement thereto by each of the sellers of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement and any such amendment or supplement thereto;

(c)                use its commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection, it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(d)               use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(e)                use its commercially reasonable efforts to notify each Stockholder of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Stockholder, prepare and furnish to such Stockholder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to Stockholders, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)                otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g)                to the extent required by NASDAQ, use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on NASDAQ;

(h)               enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 3.6 hereof; and take all such other commercially reasonable actions reasonably requested by the Stockholders to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to selling securityholders and underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and their counsel and (iii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 3.6 with respect to all parties to be indemnified pursuant to said Section; provided that the foregoing shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(i)                 use commercially reasonable efforts to obtain a “cold comfort” letter or letters and updates thereof from the Company’s independent public accountants (and, if necessary, use commercially reasonable efforts to obtain such letters from any other independent certified public accountants of any subsidiary of the Company), who have certified the financial statements in such registration statement, addressed to each seller of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered by “cold comfort” letters;

(j)                 except during a Blackout Period, make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all reasonably pertinent financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries and use commercially reasonable efforts to cause the respective officers, directors and employees of the Company and its Subsidiaries to supply all other information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration statement;

(k)               if so elected by the Qualifying Stockholder in connection with the Post-Closing Resale, use commercially reasonable efforts to cause its officers to partake in the marketing of the Registrable Securities covered by the registration statement (including participation in customary “road shows” and investor meetings);

(l)                 notify counsel (selected pursuant to Section 3.7 hereof) for the holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (together with copies of the applicable notice, comments, request or stop order), (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed; (ii) of the receipt of any comments from the SEC; (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(m)             make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest reasonably possible moment;

(n)               if requested by the managing underwriter or agent or any holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such holder reasonably requests to be included therein, including, as applicable, with respect to the manner of sale or disposition of any Registrable Securities, the number of shares of Registrable Securities being sold by such holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of any underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(o)               cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such holders may request; and

(p)               cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with NASDAQ or any other securities exchange.

Section 3.4.   Information Supplied. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

Section 3.5.   Certain Actions. Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(e), such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(e), and, if so directed by the Company, such Stockholder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 3.6.   Indemnification.

(a)                In the event of any registration of any securities of the Company under the Securities Act pursuant to Article III, the Company shall, and it hereby does, indemnify and hold harmless, to the extent permitted by Applicable Law, the seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, employees, accountants, attorneys, agents, stockholders, members, managers and or general and limited partners, each Person who controls each such seller (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, Affiliates, employees, accountants, attorneys, agents, stockholders, members, managers, and general and limited partners of each such controlling Person, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Stockholder Indemnified Parties”), against any and all losses, claims, damages or liabilities, actions, proceedings, judgments, fines, penalties, charges, or settlement costs in respect thereof and expenses (including costs of preparation and reasonable attorney’s fees and reasonable expenses of investigation and proceedings) (“Claims”) to which such Stockholder Indemnified Party may become subject under the Securities Act, common law or otherwise as incurred, insofar as such Claims arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein (including any “issuer free writing prospectus” (as defined in Rule 405 under the Securities Act)), or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder or any Applicable Law; provided, that the Company shall not be liable to any Stockholder Indemnified Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus (including any “issuer free writing prospectus”) in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of such seller for use therein; and, provided, further, that the Company will not be liable in any such case to the extent, but only to the extent, that the foregoing indemnity with respect to any untrue statement contained in or omitted from a registration statement or the prospectus shall not inure to the benefit of any party (or any person controlling such party) who is obligated to deliver a prospectus in transactions in a security as to which a registration statement has been filed pursuant to the Securities Act and from whom the person asserting any such Claim purchased any of the Common Stock to the extent that it is finally judicially determined that such Claim resulted solely from the fact that such party sold Common Stock to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the registration statement or the prospectus, as amended or supplemented, and (x) the Company shall have previously and timely furnished sufficient copies of the registration statement or prospectus, as so amended or supplemented, to such party in accordance with this Agreement and (y) the registration statement or prospectus, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Stockholder Indemnified Party and shall survive the transfer of securities by any seller.

(b)               As a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3.1 or Section 3.2, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.6(a) the Company and all other prospective sellers or any underwriter, as the case may be, with respect to (i) any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus (or “issuer free writing prospectus”) or amendment or supplement, or a document incorporated by reference into any of the foregoing or (ii) any violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder or any Applicable Law; provided, however, that the obligations of such seller under such undertaking shall not apply to amounts paid in settlement of any such Claims (or actions in respect thereof) if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld); provided, further, that the liability of such seller of Registrable Securities shall be limited to the net proceeds received by such seller from the sale of Registrable Securities covered by such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller. In no event shall the liability of any selling holder of Registrable Securities hereunder (including pursuant to Section 3.6(d)) be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.6, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, unless in such indemnified party’s reasonable judgment (after consultation with legal counsel) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; and provided, further, that, in the event, however, that the indemnifying party declines or fails to assume, or in the event of a conflict of interest cannot assume, the defense of the action or proceeding or to employ counsel reasonably satisfactory to the indemnified party, in either case within a 30-day period, or if a court of competent jurisdiction determines that the indemnifying party is not vigorously defending such action or proceeding, then such indemnified party may employ counsel to represent or defend it in any such action or proceeding and the indemnifying party shall pay the reasonable fees and disbursements of such counsel or other representative as incurred; and provided, further, that the indemnifying party shall not be required to pay the fees and disbursements of more than one counsel for all indemnified parties in any jurisdiction in any single action or proceeding. No indemnifying party will settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect in any material respect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be fully indemnified hereunder. No indemnified party will settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnifying party (such consent not to be unreasonably withheld).

(d)               If the indemnification provided for in this Section 3.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Claim referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.6(d) as a result of the Claim referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

(e)                The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3.6(e). Notwithstanding the provisions of Section 3.6(d), an indemnifying party that is a seller of Registrable Securities shall not be required to contribute any amount in excess of the amount that such indemnifying party has otherwise been, or would otherwise be, required to pay pursuant to Section 3.6(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                The obligations of the parties under this Section 3.6 shall be in addition to any liability which any party may otherwise have to any other party.

Section 3.7.   Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Article III hereof, the Stockholder may select one counsel to represent all holders of Registrable Securities covered by such registration; provided, however, that the Stockholders shall pay all fees and expenses of such counsel.

Section 3.8.   RULE 144. The Company shall (i) use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) take such further action as any selling holder of Registrable Securities may reasonably request and keep adequate current public information with respect to the Company available in accordance with Rule 144 and (iii) furnish to each holder of Registrable Securities reasonably promptly upon written request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, all to the extent required from time to time to enable such seller to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Company shall reasonably promptly deliver to such holder a written statement as to whether it has complied with such requirements.

Article IV.
LOCK-UP PERIOD

Section 4.1.   No Transfer During Lock-Up Period.

(a)                Subject to Section 4.1(d), during the Lock-Up Period and except as specifically provided in Section 4.1(b) or Section 4.1(c), no Stockholder shall Transfer any shares of Common Stock without the prior written consent of the Company.

(b)               Each Stockholder may Transfer shares of Common Stock to a Controlled Affiliate of such Stockholder provided that all of the following conditions are satisfied: (i) prior to such Transfer of any Common Stock to a Controlled Affiliate of any Stockholder, such Controlled Affiliate shall execute a counterpart signature page to this Agreement stating that it agrees to be bound by the terms of this Agreement as though it was a Stockholder who had initially signed this Agreement; (ii) such Stockholder provides the Company with five Business Days prior written notice of such intended Transfer, together with reasonably detailed information describing how the Transferee is a Controlled Affiliate of such Stockholder; (iii) the Stockholder and the Transferree agree in writing with the Company that if at any time subsequent to such Transfer the Controlled Affiliate shall cease to be a Controlled Affiliate of such Stockholder, that such Transferee prior to ceasing to be a Controlled Affiliate shall Transfer such Voting Securities back to such Stockholder; and (iv) such Stockholder shall provide the Company with such certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with this Agreement and with Applicable Laws and that such Transferee is a Controlled Affiliate of such Stockholder. In the event any shares of Common Stock are Transferred to one or more Controlled Affiliates of a Stockholder in a manner permitted by this Agreement, the Stockholder will notify the Company in writing of a single Person that shall be the authorized representative to receive notices and take all actions on behalf of the Stockholder and/or its controlled Affiliates that Beneficially Own Common Stock.

(c)                The provisions of Section 4.1(a) shall terminate upon a Change of Control and shall not apply to any Transfer pursuant to a tender offer, exchange offer, merger, consolidation or other transaction which (i) results in a Change of Control and is recommended to the shareholders of the Company by the Board or (iii) if such transaction requires a shareholder vote and has been approved by the shareholders of the Company.

(d)               Notwithstanding anything in this Article IV to the contrary, in the event that the Parent Indemnified Parties shall bring a claim for indemnification for Losses in respect of a breach of a Fundamental Representation of the Company or the Sellers under Section 10.2(a)(i) of the Merger Agreement, or pursuant to Section 10.2(a)(iv) or Section 10.2(a)(v) of the Merger Agreement, on or prior to the 180th Day, then the Lock-Up Period shall be extended with respect to a number of Registrable Securities that are equal to such Loss (valued at the Current Parent Market Price) and held back on a pro rata basis (such Registrable Securities, the “Excluded Registrable Securities”) until such claim is ultimately resolved and either (x) if such claim is resolved in favor of the Company, such Excluded Registrable Securities are released to the Company in satisfaction of such Loss, or (y) if such claim is resolved in the favor of the Stockholders, then the Lock-Up Period with respect to such Excluded Registrable Securities shall expire at the time of such resolution. For the avoidance of doubt, Excluded Registrable Securities shall not be included in a registration statement filed pursuant to Article III.

Section 4.2.   Restrictive Legends. Subject to Section 4.1(d):

(a)                Each Stockholder hereby acknowledges and agrees that, during the term of this Agreement, until the expiry of the Lock-Up Period, each of the certificates representing Common Stock held by such Stockholder shall be subject to stop transfer instructions and shall include the legend set forth below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 19, 2013, BETWEEN DEALERTRACK TECHNOLOGIES, INC. (THE “COMPANY”) AND THE STOCKHOLDERS SIGNATORY THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

(b)               The Company shall make a notation on its records or give instructions to any transfer agents or registrars for the Common Stock in order to implement the restrictions on Transfer set forth in this Agreement. Following the expiry of the Lock-Up Period, the Company shall issue new certificates representing Common Stock held by the Stockholders without any such legends or restrictive transfer provisions.

Section 4.3.   Transfers Not In Compliance. Subject to Section 4.1(d), the right of each Stockholder to Transfer any Common Stock Beneficially Owned thereby during the Lock-Up Period is subject to the restrictions set forth in this Article IV, and no Transfer of Common Stock by any Stockholder during the Lock-Up Period may be effected except in compliance with this Article IV. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void ab initio, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, shall not be recorded on the stock transfer books of the Company, and the purported transferee shall not be entitled to any of the rights of a stockholder, including the right to vote any Common Stock or to receive any dividends or other distributions with respect to the Common Stock.

Article V.
MISCELLANEOUS

Section 5.1.   Term; Termination. This Agreement shall become effective as of the Closing Date; provided that if the Merger Agreement is terminated in accordance with its terms then this Agreement shall never become effective and shall be null and void. With the Company’s prior written consent, additional Persons who will become stockholders of the Company pursuant to the Merger Agreement may sign this Agreement after the date hereof, and thereafter shall be “Stockholders” hereunder. The provisions of this Agreement shall terminate as follows: (i) Section 3.1 shall terminate in accordance with its terms, and the remainder of Article III shall terminate when there ceases to be any Registrable Securities outstanding, other than Section 3.6 which shall survive until the expiration of the relevant statute of limitations; (ii) Articles V and VI shall terminate in accordance with their terms; and (iii) Article I (to the extent defined terms are used in any provisions surviving termination) and this Article V shall survive any termination. Nothing herein shall relieve any party from any liability for the breach of any provisions set forth in this Agreement.

Section 5.2.   Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such registration statement.

Section 5.3.   Successors, Assigns; Transferees and Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any parent company formed to hold all or a majority of the equity interests in the Company), permitted assigns and transferees. Except as expressly provided herein, this Agreement may not be assigned by any Stockholder without the prior written consent of the Company. Each Stockholder shall inform the Company of, and the Company shall be entitled to rely upon, the names, addresses and other contact details of each Stockholder in Annex I hereto. Except as provided in Section 3.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.4.   Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile, E mail or by reputable overnight courier service (charges prepaid) and shall be deemed given when so delivered personally, by facsimile, by electronic mail or one day after being sent by overnight courier, to the other parties hereto as follows:

                                                 (i)           To the Company:

Dealertrack Technologies, Inc.
1111 Marcus Ave., Suite M04,

Lake Success, NY 11042
Attention: Gary N. Papilsky, Esq.
Facsimile:   (516) 908-4958
E-mail:        Gary.Papilsky@dealertrack.com

with a copy (which shall not constitute notice to the Company) to:

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, New York 10036
Attention:  Paul Scrivano, Esq.
Facsimile:   (212) 326-2061
E-mail:         pscrivano@omm.com

                                                 (ii)          To the Stockholders or the Representative, to their respective addresses specified in Annex I hereto.

                                                 (iii)         To such other address for any party as it may specify by like notice.

Section 5.5.   Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 5.6.   Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 5.7.   Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such State. Each of the parties submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, and any federal court sitting in Wilmington, Delaware (the “Chosen Courts”), in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, agrees that all claims in respect of the action or proceeding may be heard and determined in any Chosen Court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.

Section 5.8.   Waiver of Jury Trial.   Each of the parties hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury.

Section 5.9.   Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.10.  Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 5.11.   Counterparts; Facsimile Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page. Any party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other party that requests such original counterpart.

Section 5.12.  Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights permitting such holder or prospective holder to exercise a demand registration right for an underwritten offering during the Lock-Up Period. Article VI.

ARTICLE VI.

OBSERVER RIGHt; STANDSTILL; AND CONFIDENTIALITY

Section 6.1.   OBSERVER RIGHT OF INTERCAPITAL FINANCIAL LIMITED. Effective as of the Closing, (i) provided that Intercapital Financial Limited (“Intercapital”) is not in material breach of this Agreement and for so long as a Termination Event shall not have occurred, Intercapital shall have the right to designate, and the Company shall permit, one individual (the “Observer”) to attend all regular, special and telephonic meetings of the Company Board, with the exclusion of committee meetings, in a non-voting, observer capacity, provided, however, that the Observer shall be acceptable to the Company Board Nominating Committee, such acceptance not to be unreasonably withheld. The Observer shall be provided with notice of the meetings in substantially the same manner and at substantially the same time as the members of the Company Board. For avoidance of doubt, the Observer shall not be permitted, to vote on any matter at any meeting of the Company Board.

Section 6.2.   limitation on observer right. Notwithstanding anything herein to the contrary, a majority of the Company Board shall have the right to exclude the Observer from a meeting or portions of meetings of the Company Board or to omit or redact (or direct and cause the Company to omit or redact) certain information, including materials provided in connection with a Company Board meeting, if a majority of the members of the Company Board determine in good faith that such exclusion or omission (i) advisable, (ii) reasonably necessary in order to (a) preserve the attorney-client privilege; (b) fulfill the Company’s obligations with respect to confidential or proprietary information of third parties; or (c) protect competitively sensitive or proprietary information; (iii) if any conflicts of interest are present; or (iv) it is otherwise in the best interest of the Company to do so.

Section 6.3.   Termination of observer right. The rights provided to the Observer under this Agreement shall terminate upon the earlier of (i) June 30, 2015 or (ii) Intercapital’s Beneficial Ownership of Common Stock falls below its Beneficial Ownership of the Common Stock as of the Closing Date (the earlier of such events, a “Termination Event”).

Section 6.4.   STANDSTILL. Until the occurrence of a Termination Event, Intercapital shall not, directly or indirectly, and shall cause each of their Affiliates not to (together with Intercapital, the “Specified Stockholders”), directly or indirectly:

(a)                acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, or sell short or agree to sell short, directly or indirectly, any securities or direct or indirect rights to acquire any Voting Securities (or any derivative based on or relating to such securities) of the Company, or of any successor to or person in control of the Company, or any assets of the Company or any division thereof or of any such successor or controlling person; provided, however, that the Specified Stockholders may collectively Beneficially Own shares of Common Stock, in an aggregate amount for all Specified Stockholders, that, when added to the Common Stock issued to the Specified Stockholders pursuant to the Merger Agreement at the Closing, does not exceed 6% of the then issued and outstanding shares of Common Stock;

(b)               seek or propose to influence or control the management or policies of the Company, make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote any Voting Securities, make or propose any shareholder proposal under Rule 14a-8 under the Exchange Act, or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company or any Subsidiary thereof; provided, however, that the foregoing shall not be deemed breached by having the right to the Observer.

(c)                make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions), any merger, consolidation, share exchange, stock or asset purchase, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any Subsidiary thereof or any of their securities or assets;

(d)               seek election of or seek to place a director on the Company Board or seek the removal of any director of the Company, or call or seek to have called any meeting of the shareholders of the Company, or execute any written consent in lieu of a meeting of the stockholders of the Company;

(e) enter into any discussions, negotiations, arrangements or understandings with or advise or assist any third party with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a Group in connection with any of the foregoing; or

(f) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 6.4 (including this sentence), or contest the validity of this Section 6.1 (including this sentence).

Section 6.5.   Confidentiality. Except as otherwise required by Applicable Law, Intercapital shall, and shall cause the Observer to maintain the confidentiality of all proprietary Company information acquired pursuant to this Agreement and the exercise of the Observer’s rights hereunder, including proprietary Company information obtained at a meeting of the Company Board or from materials distributed in connection therewith, and shall not disclose or use such information other than for a Company purpose or with the Company’s prior written consent unless any such information is known or becomes known to the public in general. Prior to admitting the Observer to a board meeting, the Observer shall sign an undertaking of confidentiality with the Company, in form and substance reasonably satisfactory to the Company, with respect to information and materials disclosed in connection with the Company Board meetings.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

DEALERTRACK TECHNOLOGIES, INC.

By:
Name:
Title:

[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

MPL (CAYMAN) LP

By:	MPL (Cayman) GP Ltd,
its General Partner

By:
Name:
Title:

INTERCAPITAL FINANCIAL LIMITED

By:
Name:
Title:

ACCEL GROWTH FUND, L.P.

By:	Accel Growth Fund Associates L.L.C.,
its General Partner

By:
Name:
Title:

ACCEL IX L.P.

By:	Accel IX Associates L.L.C.,
its General Partner

By:
Name:
Title:

ACCEL GROWTH FUND INVESTORS 2011 L.L.C.,

By:
Name:
Title:

ACCEL GROWTH FUND STRATEGIC PARTNERS L.P.

By:	Accel Growth Fund Associates L.L.C.,
its General Partner

By:
Name:
Title:

ACCEL IX, STRATEGIC PARTNERS L.P.

By:	Accel IX Associates L.L.C., its General Partner

By:
Name:
Title:

ACCEL INVESTORS 2010 (B) L.L.C.,

By:
Name:
Title:

KLASS CAPITAL FUND I, L.P.

By:	Klass Capital Corp,
its General Partner

Name:
Title:

Mark Bonfigli

Rick Gibbs

Ryan Dunn

Mike Lane

James LaScolea

[Signature Page to Stockholder Agreement]

ANNEX I

List of Stockholders and Ownership

Name of Stockholder	Address	Number of Shares of Common Stock Issued at Closing